Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM advances the next stage of its strategy with integration of its design businesses into one global organization

Lara Poloni to lead the global design business as part of her expanded role and responsibilities as President

LOS ANGELES (Oct. 5, 2020) – AECOM (NYSE:ACM), the world’s premier infrastructure consulting firm, today announced it has advanced the next stage of its strategy with the integration its Design & Consulting Services (DCS) businesses into one global organization to be led by Lara Poloni, AECOM’s president. This initiative further simplifies the operating structure of the Company and will enable greater connectivity and collaboration across the enterprise.

“Our greatest opportunity is to fully capitalize on the expertise that is inherent across our organization by thinking and acting as one global company – and in order to do that, we need to be structured as one,” said Troy Rudd, AECOM’s chief executive officer. “Today’s announcement is a critical step in the advancement of our strategy to best position the business for success, to ensure that we continue building on our momentum towards our vision of establishing a new standard of excellence in the industry and to in turn create exceptional value for our stakeholders.”

Separately, Randy Wotring, AECOM’s chief operating officer, has announced his retirement and will continue to serve as a senior advisor to the Company through the end of December. Mr. Wotring has served in numerous leadership positions within AECOM and its legacy companies throughout a nearly 40 year career. He has been a critical leader in the advancement of the Company’s several value-creating initiatives, including the development and growth of the Management Services business prior to its sale in January.

In addition, with Lara’s expanded responsibilities and oversight of operations in her new role as President, and consistent with the organization’s focus on continuing to simplify its operating structure, Steve Morriss, AECOM’s group president of its DCS Americas business, has stepped down effective immediately. To ensure a seamless transition, Mr. Morriss will remain available in the near term to provide transition-related services to the Company.

“I am excited for the opportunity to lead our global design business and to execute a strategy that will foster a culture of collaboration and better connect the technical excellence of our professionals,” said Ms. Poloni. “Through one global organization, we will drive even greater innovation and ensure we deliver for our clients by bringing the full strength of our expertise to bear on our projects.”

Mr. Rudd concluded, “Both Lara and I are thankful of Randy and Steve’s contributions to our company over many years. We wish Randy the best in his well-earned retirement and Steve in his future endeavors.”

About AECOM

AECOM (NYSE:ACM) is the world’s premier infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. We partner with our clients in the public and private sectors to solve their most complex challenges and build legacies for generations to come. On projects spanning transportation, buildings, water, governments, energy and the environment, our teams are driven by a common purpose to deliver a better world. AECOM is a Fortune 500 firm and its Professional Services business had revenue of approximately $13.6 billion in fiscal year 2019. See how we deliver what others can only imagine at aecom.com and @AECOM.

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Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all; the risk that costs of restructuring transactions and other costs incurred in connection with the Management Services transaction will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

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